UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

Tyson Foods, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously announced, on June 8, 2014, Tyson Foods, Inc., a Delaware corporation (“Tyson”), submitted to The Hillshire Brands Company, a Maryland corporation (“Hillshire”), a unilaterally binding offer (the “Offer”) to acquire Hillshire for $63.00 per share in cash.  The Offer was accompanied by a definitive agreement and plan of merger (the “Merger Agreement”) among Tyson, HMB Holdings, Inc., a Maryland corporation and wholly-owned subsidiary of Tyson (“HMB Holdings”), and Hillshire.  On July 1, 2014, following the termination of the merger agreement between Hillshire and Pinnacle Foods, Inc. (“Pinnacle”) announced on May 12, 2014 (the “Pinnacle Merger Agreement”), Hillshire accepted the Offer and executed the Merger Agreement, which is now effective.

The Merger Agreement provides that, upon the terms and subject to the conditions described therein, Tyson and HMB Holdings will commence a tender offer (the “Tender Offer”) to purchase all of the issued and outstanding shares of Hillshire common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $63.00 per share in cash, without interest. Under the Merger Agreement, Tyson must commence the Tender Offer within ten business days after July 1, 2014. Subject to certain conditions and limitations, the Merger Agreement contemplates that Hillshire will grant Tyson an option to purchase from Hillshire after the successful completion of the Tender Offer enough additional Hillshire shares so that Tyson will own more than 90% of the outstanding shares of Common Stock, in order to facilitate the completion of the merger through the “short-form” procedures available under Maryland law. Following the consummation of the Tender Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Merger Agreement provides that HMB Holdings will merge with and into Hillshire (the “Merger”), with Hillshire surviving the Merger as a wholly-owned subsidiary of Tyson. As a result of the Merger, the Merger Agreement provides that any remaining outstanding shares of Common Stock not owned, directly or indirectly, by Tyson, HMB Holdings or Hillshire will be converted into the right to receive $63.00 per share in cash, without interest. Appraisal rights would not be available under Maryland law for the Tender Offer or the Merger.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type.  The Merger Agreement provides that Tyson will pay to or on behalf of Hillshire the termination fee due to Pinnacle upon termination of the Pinnacle Merger Agreement, which, without Tyson’s consent, will not exceed $163,000,000 (the “Pinnacle Termination Fee”). The Merger Agreement provides that, until the consummation of the Merger, Hillshire will operate its business and the business of its subsidiaries in the ordinary course and will comply with certain other operating covenants, as set forth more fully in the Merger Agreement.  The Merger Agreement also provides that Hillshire will cease all existing, and agree not to solicit or initiate, discussions with third parties regarding other proposals to acquire Hillshire.  However, the Merger Agreement contemplates that Hillshire may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal.  The Merger Agreement provides that, under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, Hillshire may terminate the Merger Agreement to accept a superior proposal.  The Merger Agreement contains certain termination rights for both Tyson and Hillshire and further provides that, upon termination of the Merger Agreement under certain circumstances, including if Hillshire terminates the Merger Agreement to accept a superior proposal, Hillshire may be required to pay Tyson a termination fee of $261,340,000 and reimburse Tyson for the Pinnacle Termination Fee.

Under the Merger Agreement, the obligation of Tyson and HMB Holdings to consummate the Tender Offer is subject to the condition that two-thirds of the outstanding shares of Common Stock shall have been validly tendered prior to the expiration of the Tender Offer and not withdrawn. The Merger Agreement also provides that consummation of the Tender Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing is a general description of the Tender Offer, the Merger and the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

The Merger Agreement is attached as an exhibit to this Current Report on Form 8-K to provide investors and Hillshire stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Tyson, Hillshire or their respective affiliates.  The representations, warranties and covenants contained in the Merger Agreement are made only for the purposes of the Merger Agreement, are made as of specific dates, are made solely for the benefit of the parties to the Merger Agreement and may not be intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement.  In addition, such representations, warranties and covenants may be qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Tyson’s or Hillshire’s stockholders.  In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of Tyson or Hillshire or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Offer, which subsequent information may or may not be fully reflected in public disclosures.  For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Tyson and Hillshire publicly file with the SEC.

A copy of the joint press release issued by Tyson and Hillshire announcing the effectiveness of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Tender Offer has not yet commenced. Accordingly, this communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any shares of the common stock of Hillshire or any other securities. On the commencement date of any Tender Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Tyson and HMB Holdings, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Hillshire. The offer to purchase shares of Hillshire common stock will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed with the SEC by Tyson as part of its Schedule TO. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the Tender Offer, as they may be amended from time to time, when they become available, because they will contain important information about the Tender Offer, including its terms and conditions, and should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders may obtain free copies of these statements (when available) and other materials filed with the SEC at the website maintained by the SEC at www.sec.gov, or by directing requests for such materials to the information agent for the Tender Offer, which will be named in the tender offer statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

2.1	Agreement and Plan of Merger, dated as of July 1, 2014, among Tyson Foods, Inc., HMB Holdings, Inc. and The Hillshire Brands Company*

99.1	Joint press release dated July 1, 2014

* Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Tyson agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TYSON FOODS, INC.
Date: July 2, 2014

By:	/s/ Dennis Leatherby
Name:	Dennis Leatherby
Title:	Executive Vice President and Chief Financial Officer